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                         AMERIKING, INC.
       CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES

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
                                                  Dec. 26, 2000 to              Dec. 28, 1999 to
                                                    Dec. 31, 2001                Dec. 25, 2000
                                             --------------------------    --------------------------
                                               W/O PIK       With PIK        W/O PIK       With PIK
                                              Dividends      Dividends      Dividends      Dividends
                                             -----------    -----------    -----------    -----------
EARNINGS
Income (loss) before income taxes benefit    (53,486,000)   (53,486,000)   (26,189,000)   (26,189,000)
Interest expense                              26,122,000     26,122,000     21,906,000     21,906,000
Amortization of deferred financing costs         722,000        722,000        922,000        922,000
Portion of rents representative of interest   10,577,000     10,577,000      9,898,000      9,898,000
Preferred stock PIK dividends                        --         659,000            --         621,000
                                             -----------    -----------    -----------    -----------
Total earnings                               (16,065,000)   (15,406,000)     6,537,000      7,158,000
                                             -----------    -----------    -----------    -----------
FIXED CHARGES
Interest expense                              26,122,000     26,122,000     21,906,000     21,906,000
Amortization of deffered financing costs         722,000        722,000        922,000        922,000
Portion of rents representative of interest   10,577,000     10,577,000      9,898,000      9,898,000
Preferred stock PIK dividends                       --          659,000           --          621,000
Total Fixed Charges                           37,421,000     38,080,000     32,726,000     33,347,000
                                             -----------    -----------    -----------    -----------
RATIO OF EARNINGS TO FIXED CHARGES                 (0.43)         (0.40)          0.20           0.21
                                             -----------    -----------    -----------    -----------
INSUFFICIENT EARNINGS TO COVER FIXED CHARGES (53,486,000)   (53,486,000)   (26,189,000)   (26,189,000)
                                             -----------    -----------    -----------    -----------
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